LONG BEACH MORTGAGE LOAN TRUST 2005-WL1

ASSET-BACKED CERTIFICATES, SERIES 2005-WL1

AMENDMENT NO. 1

This Amendment No. 1 (the “Amendment”), dated and effective as of October 20, 2005, among Long Beach Securities Corp. as depositor (the “Depositor”), Long Beach Mortgage Company, as master servicer (the “Master Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”), to the Pooling and Servicing Agreement, relating to the above-captioned Asset-Backed Certificates, Series 2005-WL1 (the “Agreement”), dated as of July 1, 2005, among the Depositor as depositor, the Master Servicer as master servicer, and the Trustee as trustee. The parties hereto are entering into this Amendment pursuant to the first paragraph of Section 11.01 of the Agreement. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement.

1.	Amendment.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as provided in Exhibit A, attached hereto. Language appearing in bold and italics on Exhibit A is hereby added to the Agreement and language appearing in strikethrough is hereby removed from the Agreement.

2.	Counterparts.

This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

3.	Governing Law.

This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

4.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment for any reason whatsoever shall be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

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5.	Successors and Assigns.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

6.	Article and Section Headings.

The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the undersigned have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

LONG BEACH SECURITIES CORP., as Depositor

By:______________________________

Name:	James Mark
Title:	Authorized Officer

LONG BEACH MORTGAGE COMPANY, as Master Servicer

By:_____________________________

Name:	Richard Fisher
Title:	Senior Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Trustee

By:_____________________________

Name:	Ronaldo Reyes
Title:	Vice President

By:_____________________________

Name:	Valerie Delgado
Title:	Assistant Vice President

SE 2124537

(26425.0061)

STATE OF WASHINGTON              )

	)	ss.:
COUNTY OF KING	)

On October ___, 2005 before me, _____________________________, personally appeared JAMES MARK, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature _________________________________

(Seal)

SE 2124537

(26425.0061)

STATE OF WASHINGTON              )

	)	ss.:
COUNTY OF KING	)

On October ___, 2005 before me, _____________________________, personally appeared RICHARD FISHER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature _________________________________

(Seal)

SE 2124537

(26425.0061)

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF ORANGE	)

On October ___, 2005 before me, _____________________________, personally appeared RONALDO REYES, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature _________________________________

(Seal)

SE 2124537

(26425.0061)

STATE OF CALIFORNIA                  )

	)	ss.:
COUNTY OF ORANGE	)

On October ___, 2005 before me, _____________________________, personally appeared VALERIE DELGADO, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature _________________________________

(Seal)

SE 2124537

(26425.0061)